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                                                                    Exhibit 2(B)


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            VIVA DESIGNS U.S.A., INC.


                            Under Section 242 of the
                    Corporation Law of the State of Delaware
                    ----------------------------------------

         VIVA DESIGNS U.S.A., INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the board, adopted the following resolution proposing and declaring advisable to the following amendment to the Certificate of Incorporation of said corporation:

         1. That Article FOURTH of the Certificate of Incorporation be amended and, as amended, read as follows:

         FOURTH. The Corporation shall be authorized to issue the following shares:

                 CLASS             NUMBER OF SHARES              PAR VALUE
                 -----             ----------------              ---------
                Common                20,000,000                   $.001

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 24 FOURTH of the General Corporation Law of the State of Delaware.

THIRD: Prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware.


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                  IN WITNESS WHEREOF, the corporation has caused this
certificate to be signed by Michael Wexler, its President, and attested by Frederick H. Kalina, its Secretary, this 9th day of March, 1993.

                                                 VIVA DESIGNS U.S.A., INC.

                                           By:
                                               ----------------------------
                                                 Michael Wexler, President

ATTEST:

By:
    --------------------------------
      Frederick H. Kalina, Secretary


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